Financial Statements and Independent Auditors' Report December 31, 2017 and 2016

TAPINFLUENCE, INC. Table of Contents Page Independent... Auditors' Report 1 Financial Statements ...Balance Sheets 3 ...Statements of Operations 4 ...Statement of Changes in Stockholders' Equity 5 ...Statements of Cash Flows 6 ...Notes to Financial Statements 8

INDEPENDENT AUDITORS' REPORT To the Board of Directors TapInfluence, Inc. Mountain View, California We have audited the accompanying financial statements of TapInfluence, Inc., which are comprised of the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements. MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. AUDITORS' RESPONSIBILITY Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

To the Board of Directors TapInfluence, Inc. Page Two We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. OPINION In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TapInfluence, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. EKS&H LLLP Boulder, Colorado June 1, 2018

TAPINFLUENCE, INC. Balance Sheets December 31, 2017 2016 Assets Current assets Cash and cash equivalents $ 2,664,004 $ 6,908,128 Accounts receivable, net 3,263,630 3,033,954 Prepaid expenses and deposits 159,248 190,596 Total current assets 6,086,882 10,132,678 Property and equipment, net 89,377 321,706 Total assets $ 6,176,259 $ 10,454,384 Liabilities and Stockholders' Equity Current liabilities Accounts payable $ 320,780 $ 527,584 Accrued expenses and other current liabilities 1,645,470 1,696,665 Deferred revenue 2,248,681 1,916,879 Current portion of capital lease - 31,819 Current portion of notes payable, net 1,164,340 1,470,903 Total current liabilities 5,379,271 5,643,850 Non-current liabilities Notes payable, net 500,000 1,017,167 Derivative warrant liabilities 82,786 86,863 Total non-current liabilities 582,786 1,104,030 Total liabilities 5,962,057 6,747,880 Commitments and contingencies Stockholders' equity Series B-1 Convertible Preferred Stock 13,989,481 13,989,481 Series B Convertible Preferred Stock 4,965,673 4,965,673 Series A-1 Convertible Preferred Stock 3,274,979 3,274,979 Series A and AA Convertible Preferred Stock 894,621 894,621 Common stock 8,963 8,900 Additional paid-in capital 275,901 200,062 Treasury stock (400,175) (400,175) Accumulated deficit (22,795,241) (19,227,037) Total stockholders' equity 214,202 3,706,504 Total liabilities and stockholders' equity $ 6,176,259 $ 10,454,384 See notes to financial statements. - 3 -

TAPINFLUENCE, INC. Statements of Operations For the Years Ended December 31, 2017 2016 Revenues Subscription $ 3,824,392 $ 4,304,867 Marketplace transaction 1,737,488 1,249,326 Professional services 317,050 711,520 Total revenues 5,878,930 6,265,713 Operating expenses 9,171,534 12,955,232 Loss from operations (3,292,604) (6,689,519) Other expense Interest expense (159,047) (452,679) Other expense, net (116,553) - Total other expense (275,600) (452,679) Net loss $ (3,568,204) $ (7,142,198) See notes to financial statements. - 4 -

TAPINFLUENCE, INC.

Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2017 and 2016

	Convertible Preferred Stock													
	Series B-1		Series B		Series A-1		Series A and AA		Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount				
Balance - December 31, 2015	-	$ -	7,716,765	$ 4,965,673	6,586,050	$ 3,274,979	5,033,790	$ 894,621	9,394,868	$ 8,533	$ 110,834	$ (60,700)	$ (12,084,839)	$ (2,890,899)
Exercise of common stock options	-	-	-	-	-	-	-	-	366,152	367	35,065	-	-	35,432
Debt and accrued interest converted to Series B-1 Preferred Stock, inclusive of beneficial conversion feature of $282,007	1,680,105	1,880,303	-	-	-	-	-	-	-	-	-	-	-	1,880,303
Issuance of Series B-1 Preferred Stock for cash	10,940,573	12,242,267	-	-	-	-	-	-	-	-	-	-	-	12,242,267
Cost of financing	-	(133,089)	-	-	-	-	-	-	-	-	-	-	-	(133,089)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	54,163	-	-	54,163
Repurchase of common stock	-	-	-	-	-	-	-	-	-	-	-	(339,475)	-	(339,475)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(7,142,198)	(7,142,198)
Balance - December 31, 2016	12,620,678	13,989,481	7,716,765	4,965,673	6,586,050	3,274,979	5,033,790	894,621	9,761,020	8,900	200,062	(400,175)	(19,227,037)	3,706,504
Exercise of common stock options	-	-	-	-	-	-	-	-	63,549	63	4,764	-	-	4,827
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	71,075	-	-	71,075
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(3,568,204)	(3,568,204)
Balance - December 31, 2017	12,620,678	$ 13,989,481	7,716,765	$ 4,965,673	6,586,050	$ 3,274,979	5,033,790	$ 894,621	9,824,569	$ 8,963	$ 275,901	$ (400,175)	$ (22,795,241)	$ 214,202

See notes to financial statements.

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TAPINFLUENCE, INC. Statements of Cash Flows For the Years Ended December 31, 2017 2016 Cash flows from operating activities Net loss $ (3,568,204) $ (7,142,198) Adjustments to reconcile net loss to net cash used in operating activities Depreciation 135,582 38,288 Stock-based compensation 71,075 54,163 Amortization of debt issuance costs 41,030 53,276 Gain on change in fair value of warrant liabilities (4,077) (9,190) Loss on disposal of assets 126,788 - Beneficial conversion feature - 282,007 Changes in assets and liabilities Accounts receivable (229,676) (1,316,273) Prepaid expenses and deposits 31,348 (74,867) Accounts payable (206,804) 227,104 Accrued expenses and other current liabilities (51,195) 439,172 Deferred revenue 331,802 607,616 Net cash used in operating activities (3,322,331) (6,840,902) Cash flows from investing activities Purchase of property and equipment (30,041) (106,346) Net cash used in investing activities (30,041) (106,346) Cash flows from financing activities Payments on term loans (400,000) (33,333) Borrowings on line-of-credit, net of issuance costs 104,716 66,666 Payments on line-of-credit (569,476) - Proceeds from issuance of preferred stock, net - 12,109,178 Payments on capital lease (31,819) (38,220) Exercise of common stock options 4,827 35,432 Repurchase of common stock - (339,475) Net cash (used in) provided by financing activities (891,752) 11,800,248 Net (decrease) increase in cash and cash equivalents (4,244,124) 4,853,000 Cash and cash equivalents - beginning of year 6,908,128 2,055,128 Cash and cash equivalents - end of year $ 2,664,004 $ 6,908,128 (Continued on the following page) See notes to financial statements. - 6 -

TAPINFLUENCE, INC. Statements of Cash Flows (Continued from the previous page) Supplemental disclosure of cash flow information: Cash paid for interest for the years ended December 31, 2017 and 2016 was $118,017 and $153,123, respectively. Supplemental disclosure of non-cash activity: During 2016, the Company issued Series B-1 and Series B Convertible Preferred Stock warrants in conjunction with the long-term debt. The warrants were valued at $36,981 in 2016 and were recorded as debt issuance costs on the long-term debt and a derivative warrant liability. In 2016, convertible debt of $1,550,000 and accrued interest of $48,296 was converted into 1,680,105 shares of Series B-1 Preferred Stock. In connection to this conversion, the Company recognized a beneficial conversion feature of $282,007. During 2016, the Company purchased fixed assets in the amount of $130,914 that were included in accrued expenses as of December 31, 2016. See notes to financial statements. - 7 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 1 - Description of Business and Summary of Significant Accounting Policies TapInfluence, Inc. (the "Company"), a Delaware corporation, was established on April 8, 2009. The Company works with brands and advertisers to identify the brand's influencers (bloggers and social media personalities) ("Influencers") to create meaningful, brand-sponsored content (posts) that better engages the brand's target audience. During 2017, the Company moved it's headquarters from Denver, Colorado to Mountain View, California. Liquidity and Capital Resources The Company's operations are subject to development stage risks and uncertainties associated with early-stage companies, such as limited access to capital markets and related pressures on liquidity and cash flows. The Company expects to incur additional losses in the future as it continues operations. The Company has historically funded operations through the issuance of debt and equity instruments, and there is no guarantee that operating cash flows required to accelerate growth will be sufficient to cover operating expenses in the future. The Company has a credit facility, which is dependent on the borrowing base and covenant maintenance. Since the beginning of 2017, the Company has taken steps to significantly reduce cash burn through a reduction in operating expenses driven by a consolidation of facilities and a reduction of headcount. With the Company's current cash balance, working capital ratio, and reduced cash burn, the Company does not believe there is substantial doubt that it will be able to be a going concern at least 12 months from the date of the accompanying independent auditors' report. Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet dates, and periodically throughout the years, the Company has maintained balances in various operating accounts in excess of federally insured limits. Accounts Receivable The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. As of December 31, 2017 and 2016, the allowance for doubtful accounts was $0 and $18,040, respectively. - 8 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 1 - Description of Business and Summary of Significant Accounting Policies (continued) Concentrations of Credit Risk The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable. At December 31, 2017 and 2016, two and one customers accounted for 39% and 22% of total accounts receivable, respectively. For the year ended December 31, 2017, two customers accounted for 28% of total revenues. There were no revenue concentrations in 2016. Prepaid Expenses and Deposits Prepaid expenses and deposits consist primarily of commissions, insurance, marketing, rent, and other operating expenses paid in advance. Property and Equipment Property and equipment are stated at cost, net of accumulated depreciation. Equipment under capital leases is valued at the lower of fair value or net present value of the minimum lease payments at inception of the lease. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to seven years, and the related lease terms for equipment under capital leases and leasehold improvements. Long-Lived Assets The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. As of December 31, 2017, in connection with moving the Company's headquarters from Denver, Colorado to Mountain View, California, the Company impaired and wrote off approximately $260,000 of long-lived assets of leasehold improvements and other property and equipment, resulting in a loss on disposal of assets of $126,788. No impairment of long-lived assets was deemed necessary as of December 31, 2016. Debt Issuance Costs The debt issuance costs are amortized on a straight-line basis over the term of the debt, which approximates the effective interest method. Amortization expense for the years ended December 31, 2017 and 2016 was $41,030 and $53,276, respectively. - 9 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 1 - Description of Business and Summary of Significant Accounting Policies (continued) Derivative Warrant Liabilities Freestanding financial instruments that permit the holder to acquire shares that are either puttable by the holder or redeemable are required to be reported as liabilities in the financial statements. The issuer must present such liabilities on the balance sheets at their estimated fair value. Changes in fair value of the liabilities are calculated each reporting period, and any change in value is recognized in earnings. The Company has determined that certain warrants issued to lenders and equity investors, which are exercisable for shares of the Company's Convertible Preferred Stock, shall be classified as liabilities. Fair Value of Financial Instruments The carrying amounts of financial instruments including cash and cash equivalents, receivables, other current assets, accounts payable, and accrued expenses approximated fair value as of December 31, 2017 and 2016 because of the relatively short maturity of these instruments. The carrying amount of the notes payable approximates fair value as of December 31, 2017 and 2016 because interest rates on these instruments approximate market interest rates. The Company records its derivative warrant liabilities at fair value as more fully described in Note 3. Revenue Recognition and Deferred Revenue The Company's revenue consists primarily of recurring monthly SaaS services, which are recognized as subscription revenue on a straight-line basis over the term of the contract. For subscription services, customers typically pay an annual recurring charge based upon the contract term for access to the Company's software platform. For the Company's marketplace transaction revenue, the customer generally selects a third-party Influencer from the Company's software platform to perform the requested service. Professional service revenue represents campaigns where the Company provides a fully managed service to the customer. For marketplace transactions, the Company nets the amount paid to Influencers against sales and presents net revenue on the accompanying statements of operations. The Company recognizes revenue only when all of the following criteria have been met. Cash received or billings made prior to the following criteria being met are recorded as deferred revenue.  Persuasive evidence of an arrangement exists,  Delivery has occurred or services have been performed,  The fee for the arrangement is fixed or determinable, and  Collectibility is reasonably assured. Persuasive evidence of an arrangement exists - The Company documents all terms of an arrangement in an executed agreement by the customer prior to recognizing revenue. Delivery has occurred or services have been performed - The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. - 10 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 1 - Description of Business and Summary of Significant Accounting Policies (continued) Revenue Recognition and Deferred Revenue (continued) The fee for the arrangement is fixed or determinable - Prior to recognizing revenue, a customer's fee is either fixed or determinable under the terms of the written contract. Fees for most monthly services and professional consulting services are fixed under the terms of the written contract. Collectibility is reasonably assured - The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer-by-customer basis based on criteria outlined by management. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Income Taxes The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its realizability. Utilization of the net operating losses, which expire at various times starting in 2029, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986 as a result of certain ownership changes. The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions will more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year. Interest and penalties, if applicable, are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed as of December 31, 2017 and 2016. The Tax Cuts and Jobs Act ("Tax Act") was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21% effective January 1, 2018; limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. Changes to the Company's net deferred tax asset associated with the Tax Act were offset by a change in the income tax valuation allowance. Advertising Costs The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2017 and 2016 was $107,177 and $570,762, respectively. - 11 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 1 - Description of Business and Summary of Significant Accounting Policies (continued) Research and Development Costs Expenditures made for research and development are charged to expense as incurred. Stock-Based Compensation The Company recognizes expenses for employee services received in exchange for share-based awards based on the grant-date fair value of the shares awarded and recognizes compensation expense over the vesting periods of such awards, net of estimated forfeitures. The Company accounts for share-based awards to non-employees based on the fair value at the grant date and recognizes the expense over the related service period. Recently Issued Accounting Pronouncements In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under Topic 606, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Topic 606 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. Topic 606 is effective for the Company's 2019 fiscal year and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition on the income statement and statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2019. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is evaluating the impact of adoption of the new standard on its financial statements. - 12 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 2 - Balance Sheet Disclosures Property and equipment consist of the following: December 31, 2017 2016 Furniture and equipment $ 52,859 $ 181,664 Computers 115,665 90,012 Software 2,997 2,997 Leasehold improvements - 130,914 171,521 405,587 Less accumulated depreciation (82,144) (83,881) $ 89,377 $ 321,706 Depreciation expense for the years ended December 31, 2017 and 2016 was $135,582 and $38,288, respectively. Accrued expenses and other current liabilities consist of the following: December 31, 2017 2016 Accrued influencer costs $ 1,333,824 $ 1,103,318 Other accrued expenses 298,108 486,207 Accrued bonuses, commissions, and related 11,115 102,070 Accrued interest 2,423 5,070 $ 1,645,470 $ 1,696,665 Note 3 - Fair Value Accounting The Company measures estimated fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value accounting requires disclosures about how fair value is determined for assets and liabilities and utilizes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows: Level 1: Quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date; Level 2: Other than quoted prices that are observable for the asset or liability, either directly or indirectly; or Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. - 13 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 3 - Fair Value Accounting (continued) The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement. These classifications are intended to reflect the observability of inputs used in the valuation of assets and liabilities and are not necessarily an indication of risk or liquidity. The derivative warrant liabilities are computed utilizing the Black-Scholes option pricing model, which requires management to develop various assumptions that become inputs to the option pricing model, which is primarily driven by the intrinsic value, volatility, and term of the underlying instrument (Note 6). Financial assets carried at fair value are classified in the tables below in one of the three categories described previously. As of December 31, 2017: Description Level 1 Level 2 Level 3 Total Derivative warrant liabilities $ - $ - $ 82,786 $ 82,786 As of December 31, 2016: Description Level 1 Level 2 Level 3 Total Derivative warrant liabilities $ - $ - $ 86,863 $ 86,863 There were no changes to the valuation method used during the years ended December 31, 2017 and 2016. Level 3 Changes The following is a reconciliation of the beginning and ending balances for assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2017 and 2016: Derivative Warrant Liabilities Balance - December 31, 2015 $ 59,072 Issuances 36,981 Unrealized gain included in earnings (9,190) Balance - December 31, 2016 86,863 Issuances - Unrealized gain included in earnings (4,077) Balance - December 31, 2017 $ 82,786 - 14 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 4 - Notes Payable Bank Lending Agreement The Company has a lending agreement with a bank that provides for term loans and a revolving line- of-credit for aggregate borrowings of up to $5,000,000, collateralized by all assets of the Company and subject to defined financial performance and reporting covenants. As described further in Note 6, the Company issued warrants to the bank in conjunction with the credit facilities agreement that resulted in a debt discount. As described in Note 7, the amounts outstanding below were refinanced with the same bank in January 2018. Term Loan Interest on the term loan was payable in monthly installments through April 24, 2017, at which time equal monthly installments of principal plus all accrued interest are to be paid monthly through maturity on September 25, 2019. The term loan, once repaid, may not be reborrowed. Outstanding balances on the term loan accrue interest at the greater of 1.25% above the prime rate then in effect or 4.75% (5.75% at December 31, 2017). As of December 31, 2017 and 2016, the balance on the term loan was $1,100,000 and $1,500,000, respectively. Revolving Line-of-Credit The line-of-credit is subject to defined borrowing base restrictions and accrues interest at 0.50% above the prime rate then in effect or 4.00% (5.00% at December 31, 2017). Interest is due monthly, and all accrued interest and outstanding principal is due at maturity on July 24, 2018. As of December 31, 2017 and 2016, the outstanding balance on the line-of-credit was $574,820 and $1,033,331, respectively. Maturities of notes payable are as follows: Year Ending December 31, 2018 $ 1,185,300 2019 500,000 1,685,300 Less current portion (1,174,820) Less debt issuance costs (10,480) $ 500,000 Convertible Notes Payable On July 31, 2015, the Company entered into convertible notes payable (the "Notes") for $1,550,000. During 2016, accrued interest and outstanding principal were automatically converted to Series B-1 Preferred Stock. The outstanding principal and accrued interest totaling $1,598,296 was automatically converted into the number of shares of the new securities equal to 85% of the per share price paid in the qualified financing round (Note 6). A beneficial conversion feature expense of $282,007 was recognized as of December 31, 2016. - 15 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 5 - Commitments and Contingencies Operating Leases The Company leases facilities and equipment under non-cancelable operating leases. Rent expense for the years ended December 31, 2017 and 2016 was $535,810 and $257,882, respectively, inclusive of approximately $315,000 in rent expense in 2017 for the Company's Denver, Colorado office that was abandoned during the move to Mountain View, California. Future minimum lease payments under these leases are approximately $78,000 for 2018. Litigation In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. Note 6 - Stockholders' Equity At December 31, 2017, the Company was authorized to issue 50,983,662 shares of common stock and 32,156,754 shares of Convertible Preferred Stock. Both classes of stock have a $0.001 per share par value. Convertible Preferred Stock At December 31, 2017, 12,704,515 shares of the authorized Convertible Preferred Stock were designated Series B-1 Preferred Stock ("Series B-1"). In February 2016, the Notes in the amount of $1,550,000, plus accrued interest in the amount of $48,296, were automatically converted into 1,680,105 shares of Series B-1 due to a qualified financing round. The Notes were converted at a price of 85% of the per share price paid in the qualified financing round, which resulted in the recognition of a beneficial conversion feature in the amount of $282,007 that is recorded as additional Series B-1 and interest expense on the accompanying statement of operations. In February through April 2016, the Company issued 10,940,573 shares of Series B-1 at $1.119 per share for cash proceeds of $12,242,267 and incurred offering costs of $133,089. At December 31, 2017, 7,176,765 shares of the authorized Convertible Preferred Stock were designated Series B Preferred Stock ("Series B"). In August through December 2013, the Company issued 7,716,765 shares of Series B at $0.6486 per share. Issuance costs associated with the offering were $39,421, which have been netted against the proceeds on the accompanying balance sheets. At December 31, 2017, 6,586,050 shares of the authorized Convertible Preferred Stock were designated Series A-1 Preferred Stock ("Series A-1"). In 2012, the Company issued 6,586,050 shares of Series A-1 at $0.49726 per share. At December 31, 2017, 3,033,750 shares of the authorized Convertible Preferred Stock were designated Series A Preferred Stock ("Series A"). In 2011, the Company issued 3,033,750 shares of Series A at $0.196 per share. - 16 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 6 - Stockholders' Equity (continued) Convertible Preferred Stock (continued) At December 31, 2017, 2,000,040 shares of the authorized Convertible Preferred Stock were designated Series AA Preferred Stock ("Series AA"). In 2009, the Company issued 2,000,040 shares of Series AA at $0.15 per share. The Series B-1, Series B, and Series A-1 are collectively referred to as "Senior Preferred." The Series A and Series AA are collectively referred to as "Junior Preferred." The Series B-1, Series B, Series A- 1, Series A, and Series AA are collectively referred to as "Series Preferred." Conversion Each share of Series Preferred is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into common stock. The number of shares of common stock to which a holder of Series Preferred can convert is obtained by multiplying the conversion rate that is in effect by the number of shares of Series Preferred being converted. The conversion rate is determined by dividing the applicable original issue price by the applicable Series Preferred conversion price (initially the original purchase price, as adjusted for certain dilutive events). Each share of Series Preferred will be automatically converted into shares of common stock (based on the then-effective Series Preferred conversion price) if there is an affirmative election of the holders of (i) at least a majority of the outstanding shares of Series A-1 and Series B-1, voting as a separate class, or (ii) at least 58% of the outstanding shares of Series B, voting as a separate class, or immediately upon closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the per-share price to the public is at least three times the Series B-1 original issue price and the gross cash proceeds to the Company (before underwriting discounts, commissions, and fees) are at least $25,000,000. Voting Rights Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series Preferred could be converted and generally shall vote together with the common stock. For so long as any shares of Junior Preferred remain outstanding, the vote or written consent of the holders of the majority of the outstanding shares of such Junior Preferred shall be necessary for effecting or validating defined significant events that would adversely affect the holders of Junior Preferred. For so long as any shares of Senior Preferred remain outstanding, the vote or written consent of the holders of more than 75%, 58%, and 75% of the outstanding Series A-1, Series B, or Series B-1, respectively, is necessary for effecting or validating defined significant events. - 17 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 6 - Stockholders' Equity (continued) Convertible Preferred Stock (continued) Dividend Rights The holders of Senior Preferred are entitled to receive, when, as, and if declared by the Board of Directors and out of funds legally available, non-cumulative dividends, at a rate equal to 8% of the original issuance price per share, per annum, payable in preference and priority to any payment of any dividend on common stock. So long as any share of Senior Preferred is outstanding, no dividends or other distributions shall be made with respect to the common stock except under certain defined circumstances. If any dividends are paid on common stock, the holders of Senior Preferred are entitled to an equal per-share amount on an as-if-converted-to-common-stock basis. No dividends have been declared as of December 31, 2017 or 2016. Liquidation Preference In accordance with the articles of incorporation, upon a defined event of acquisition or asset transfer, liquidation, dissolution, or winding up of the Company, any amounts that are available for distribution are to be paid out to its stockholders in the following order of preference, in amounts equal to the per- share original issue price (as adjusted for certain dilutive events) plus any declared and unpaid dividends, which are as follows as of December 31, 2017: Series B-1 $ 14,122,570 Series B $ 5,005,094 Series A-1 $ 3,274,979 Series A and AA $ 894,621 If the assets of the Company are insufficient to make payments in full to a class of holders of Preferred Stock, in the order of preference previously described, then remaining assets shall be distributed among the holders of that class of Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and the holders of lower preference shares will receive nothing. Upon payment of all preferential amounts required to be paid to the Series Preferred, the holders of common stock and Senior Preferred shall be entitled to receive a ratable portion, calculated on an as-if-converted basis, of the remaining assets of the Company available for distribution to its stockholders. Redemption Rights If 75%, 58%, and 75% of the holders of Series A-1, Series B, and Series B-1, respectively, voting as a separate class, give written demand for redemption, the Company shall redeem shares by making three annual payments of 33.33% of the liquidation preference beginning on the date of demand, but not prior to five years from the original issue date. - 18 -

TAPINFLUENCE, INC. Notes to Financial Statements Note 6 - Stockholders' Equity (continued) Treasury Stock The Company's Board of Directors has authorized the purchase of shares of the Company's common stock. Subject to applicable security laws, repurchases may be made at such times, and in such amounts, as the Company deems appropriate. During 2016, the Company repurchased 1,786,714 shares of common stock at $0.19 per share. As of December 31, 2017 and 2016, the Company had repurchased 2,648,110 shares. Stock Options On January 14, 2010, the Company adopted the 2009 Stock Incentive Plan (the "Plan"). The Plan has since been amended and restated to authorize the Company to grant incentive and non-qualified stock options to acquire up to 11,188,304 shares of the Company's common stock to employees, directors, and consultants. Options generally vest over four years and expire after a maximum of ten years. Upon the exercise of stock options, shares of common stock are issued from authorized common shares. The following table presents the activity for options outstanding: Weighted Number of Average Options Exercise Price Outstanding - December 31, 2015 5,021,561 $ 0.10 Granted 3,847,262 0.19 Forfeited/canceled (2,419,873) 0.15 Exercised (366,152) 0.10 Outstanding - December 31, 2016 6,082,798 0.13 Granted 2,480,199 0.19 Forfeited/canceled (2,173,729) 0.14 Exercised (63,549) 0.08 Outstanding - December 31, 2017 6,325,719 $ 0.14 - 19 -

TAPINFLUENCE, INC.

Notes to Financial Statements

Note 6 - Stockholders' Equity (continued)

Stock Options (continued)

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding				Options Exercisable		
Exercise Prices	Number		Price*	Life*	Number		Price*
$0.03	100,000	$	0.03	2.00	100,000	$	0.03
$0.10	3,402,161		0.10	7.05	2,513,848		0.10
$0.19	2,823,558		0.19	8.74	812,339		0.19
Total - December 31, 2017	6,325,719	$	0.14	7.72	3,426,187	$	0.12

* Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used:

	For the Years Ended December 31,	
	2017	2016
Approximate risk-free rate	2.06%-2.26%	1.36%-2.34%
Average expected life	6.25 years	6.25 years
Dividend yield	0.00%	0.00%
Volatility	70%	71%-76%
Approximate estimated fair value of total options granted	$305,000	$418,000

As of December 31, 2017, there was approximately $200,000 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted that the Company had not recorded. The compensation costs are expected to be recognized over the next four years. Share-based compensation has been recognized net of an estimated average 42% and 53% forfeiture rate in 2017 and 2016, respectively.

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TAPINFLUENCE, INC. Notes to Financial Statements Note 6 - Stockholders' Equity (continued) Warrants The Company has a lending agreement with a bank. In connection with the agreement, the Company granted the bank warrants to purchase the Company's Series B at $0.6486 per share, based on defined borrowing amount formulas. The Company granted 41,890 warrants during the year ended December 31, 2016. As of December 31, 2017 and 2016, the related warrants outstanding total 157,523. The warrants expire 10 years from issuance. The fair value of the warrants issued in 2016 was computed utilizing the Black-Scholes option pricing model, which was $36,981 at the issuance date. For the years ended December 31, 2017 and 2016, the warrants decreased in fair value by $4,077 and $9,190, respectively, which was recorded as other income on the statements of operations. The Black-Scholes option pricing model inputs included the following assumptions during the year ended December 31, 2016: Approximate risk-free rate 1.72% Average expected life 10 years Dividend yield 0.00% Volatility 75.87% At December 31, 2017, all of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 7 years. Note 7 - Subsequent Events The Company has evaluated all subsequent events through the auditors' report date, which is the date the financial statements were available to be issued, and concluded there were no material subsequent events that required disclosure other than as noted below. In January 2018, the Company refinanced their outstanding debt into a new financing agreement. The revolving advances are available through January 2019, and total borrowings including the term loan portion shall not exceed $5,000,000 and are limited to 85% of the eligible accounts receivable, which will be required to be remitted to a lockbox of the bank. The term loan shall not exceed $1,200,000, has interest at the greater of prime plus 1.25% or 4.75%, and is payable in equal monthly principal installments calculated over a 24-month period with a maturity date of October 25, 2019. - 21 -